Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                LADISH CO., INC.
             (Exact name of registrant as specified in its charter)

                    Wisconsin                           31-1145953
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)

            5481 South Packard Avenue                      53110
                Cudahy, Wisconsin                       (Zip Code)
    (Address of principal executive offices)

              Ladish Co., Inc. Savings and Deferral Investment Plan
     Ladish Co., Inc. Hourly Employees Savings and Deferral Investment Plan
                            (Full title of the plan)


                 Wayne E. Larsen                         Copy to:
    Vice President Law/Finance and Secretary
                Ladish Co., Inc.                       John M. Olson
            5481 South Packard Avenue                 Foley & Lardner
            Cudahy, Wisconsin  53110             777 East Wisconsin Avenue
                 (414) 747-2611                 Milwaukee, Wisconsin  53202
      (Name, address and telephone number,            (414) 271-2400
        including area code, of agent for
                    service)

                           __________________________

                         CALCULATION OF REGISTRATION FEE


                                  Proposed       Proposed
       Title of                    Maximum       Maximum
    Securities to     Amount      Offering      Aggregate      Amount of
          be          to be         Price       Offering     Registration
      Registered    Registered   Per Share        Price           Fee

    Common Stock,
     $.01 par        500,000
     value            shares    $14.09375(1)  $7,046,875(1)    $2,078.83


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on May 27, 1998.

             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents have been previously filed by Ladish Co., Inc. (the "Company") or the Ladish Co., Inc. Savings and Deferral Investment Plan or the Ladish Co., Inc. Hourly Employees Savings and Deferral Investment Plan (collectively, the "Plans") with the Commission and are incorporated herein by reference:

             (a) The Company's latest Prospectus, dated March 9, 1998, included in the Company's Registration Statement on Form S-1 (Registration No. 333-43011), filed pursuant to Rule 424(b) under the Securities Act of 1933, which includes audited financial statements as of and for the year ended December 31, 1997.

             (b) All other reports filed by the Company or the Plans pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

             (c)  The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated December 23, 1997, with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent that such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such a person was a party because he or she was a director or officer of the Company, unless it is determined that he or she breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes:

             (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

             (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

             (iii) a transaction from which the director or officer derived an improper personal profit; or

             (iv) willful misconduct.

             Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, by-laws, a written agreement or a resolution of the Board of Directors or shareholders.

             Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

             Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under
   Section 180.0851(2) referred to above.

             Under Section 180.0833 of the WBCL, directors of the Company against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

             Article XIII of the By-Laws of the Registrant provides for indemnification of directors, to the maximum extent allowed or mandated by the laws of the State of Wisconsin and of officers and employees to the maximum extent allowed or mandated by the laws of the State of Wisconsin except that no indemnification shall be made in respect to any issue or matter as to which such officer or employee shall have been adjudged to be liable for negligence or misconduct in the performance of duty to the corporation unless the court in which such action or suit is brought shall determine that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.        Exhibit

       (4.1)      Ladish Co., Inc. Savings and Deferral Investment
                  Plan, as amended
       (4.2)      Ladish Co., Inc. Hourly Employees Savings and
                  Deferral Investment Plan, as amended
        (5)       Opinion of Foley & Lardner
        (23)      Consent of Arthur Andersen LLP
        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cudahy, and State of Wisconsin, on this 27th day of May, 1998.

                                 LADISH CO., INC.



                                 By:  /s/  Wayne E. Larsen
                                      Wayne E. Larsen
                                      Vice President


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Kerry L. Woody and Wayne E. Larsen, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

            Signature                    Title                 Date



    /s/  Kerry L. Woody       President, Chief             May 27, 1998
    Kerry L. Woody            Executive Officer
                              (Principal Executive
                              Officer) and Director


    /s/  Wayne E. Larsen      Vice President               May 27, 1998
    Wayne E. Larsen           Law/Finance, Secretary
                              (Principal Financial
                              Officer and Accounting
                              Officer) and Director



    /s/ Robert W. Sullivan    Director                     May 29, 1998
    Robert W. Sullivan


    _______________________   Director                     May __, 1998
    Lawrence W. Bianchi


    ________________________  Director                     May __, 1998
    Charles W. Finkl

             The Plans. Pursuant to the requirements of the Securities Act of 1933, Ladish Co., Inc., which administers the Plans, has duly caused this Registration Statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Cudahy, and State of Wisconsin, on this 27th day of May, 1998.

                                 LADISH CO., INC. SAVINGS AND
                                    DEFERRAL INVESTMENT PLAN



                                 By:  /s/  Wayne E. Larsen
                                      Wayne E. Larsen
                                      Vice President Law/Finance
                                      Ladish Co., Inc.



                                 LADISH CO., INC. HOURLY
                                    EMPLOYEES SAVINGS AND
                                    DEFERRAL INVESTMENT PLAN


                                 By:  /s/  Wayne E. Larsen
                                      Wayne E. Larsen
                                      Vice President Law/Finance
                                      Ladish Co., Inc.

                                  EXHIBIT INDEX

                                LADISH CO., INC.
                      SAVINGS AND DEFERRAL INVESTMENT PLANS

                                                      Sequentially
     Exhibit No.               Exhibit               Numbered Page

        (4.1)      Ladish Co., Inc. Savings and
                   Deferral Investment Plan
        (4.2)      Ladish Co., Inc. Hourly
                   Employees Savings and Deferral
                   Investment Plan
         (5)       Opinion of Foley & Lardner
        (23)       Consent of Arthur Andersen LLP
        (24)       Power of Attorney relating to
                   subsequent amendments (included
                   on the signature page to this
                   Registration Statement)                 -